Exhibit (a)(1)(xxv)
At RFMD®
Doug DeLieto
VP, Investor Relations
336-678-7088
FOR IMMEDIATE RELEASE
July 29, 2009
RF MICRO DEVICES® SHAREHOLDERS APPROVE ALL PROPOSALS DURING 2009 ANNUAL MEETING
Greensboro, NC, July 29, 2009 — RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today held its 2009 Annual Meeting of Shareholders at which shareholders elected eight directors to serve one-year terms, approved the option exchange program and ratified the appointment of Ernst & Young LLP as RFMD’s independent registered public accounting firm for the 2010 fiscal year.
During the Annual Meeting, Bob Bruggeworth, president and CEO of RFMD, commented that RFMD continues to expect strong free cash flow (net cash provided by operating activities minus property and equipment expenditures) and sequential growth in revenue and earnings per share in the September 2009 quarter. Mr. Bruggeworth said order visibility is improving in RFMD’s primary markets, and RFMD anticipates continued revenue growth, driven by increasing RF content in 3G smartphones, market share gains and participation in emerging, high-growth markets such as smart grid applications.
About RFMD®
RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components. RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world’s leading mobile device, customer premises and communications equipment providers.
Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com.
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices’ business is subject to numerous risks and uncertainties, including risks associated with the recent worldwide economic turmoil and its effect on our business and the business of our suppliers and customers, variability in quarterly operating results, the impact of global macroeconomic and credit conditions on our business, the rate of growth and development of wireless markets, risks associated with the reduction or elimination of our investments in our wireless systems business, risks that restructuring charges may be greater and that the cost savings and other benefits from our restructurings may be lower than originally anticipated, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices’ most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.